SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A/A

Amendment No. 4

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0537669
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

26650 Aliso Viejo Parkway
Aliso Viejo, California 92656
(Address, including zip code, of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. ☐

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a current registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this Form relates:                                       (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to Purchase
Series A Junior Participating Preferred Stock
(Title of Class)

Series A Junior Participating
Preferred Stock, par value $0.001 per share
(Title of Class)

The undersigned registrant hereby amends its Registration Statement on Form 8-A filed June 19, 1996, as amended on Form 8-A/A filed on November 25, 1997, on Form 8-A/A filed on June 1, 2000, and on Form 8-A/A filed on January 10, 2003 by adding the information set forth below.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Effective July 30, 2004, QLogic Corporation, a Delaware corporation (the “Company”), executed a Fourth Amendment (the “Fourth Amendment”) to the Rights Agreement dated as of June 4, 1996 (the “Rights Agreement”) as previously amended on November 19, 1997 (the “First Amendment”), January 24, 2000 (the “Second Amendment”) and January 10, 2003 (the “Third Amendment”) between the Company and Harris Trust and Savings Bank, as Rights Agent. The Fourth Amendment eliminates (i) certain provisions of the Rights Agreement that limited the ability of the Board of Directors to take certain actions under the Rights Agreement, unless the actions were taken by the Continuing Directors and (ii) certain provisions of the Rights Agreement that delayed the ability of the Board of Directors to make certain changes under the Rights Agreement, if the Board of Directors then in office was elected by stockholder action by written consent or at a special meeting of stockholders (a meeting other than a regularly scheduled annual meeting).

     A copy of the Fourth Amendment is filed as an Exhibit hereto. The original Rights Agreement was filed as Exhibit 2.1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 19, 1996, the First Amendment was filed as Exhibit 2 to the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on November 25, 1997, the Second Amendment was filed as Exhibit 3 to the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on June 1, 2000, and the Third Amendment was filed as Exhibit 4 to the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on January 10, 2003. A copy of the Rights Agreement, as amended, is available to stockholders from the Company free of charge.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, each of which is incorporated herein by this reference.

ITEM 2. EXHIBITS

1.	Rights Agreement, dated as of June 4, 1996, between the Company and Harris Trust and Savings Bank, as Rights Agent, which includes: as Exhibit A thereto a form of Certificate of Designation for the Preferred Stock, as Exhibit B thereto the form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Shareholders Rights Plan (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed June 19, 1996.)

2.	Amendment to Rights Agreement, dated as of November 19, 1997 between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A filed November 25, 1997.)

3.	Second Amendment to Rights Agreement, dated as of January 24, 2000, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 3 of the Company’s Registration Statement on Form 8-A/A filed June 1, 2000).

4.	Third Amendment to Rights Agreement, dated January 9, 2003, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4 of the Company’s Registration Statement on Form 8-A/A filed January 10, 2003).

5.	Fourth Amendment to Rights Agreement, dated July 30, 2004, between the Company and Harris Trust and Savings Bank, as Rights Agent.

2

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

QLOGIC CORPORATION
By:	/s/ ANTHONY J. MASSETTI
Anthony J. Massetti,
Vice President and Chief Financial Officer

Date: July 30, 2004

3

EXHIBIT INDEX

Exhibit No.	Exhibit
1.	Rights Agreement, dated as of June 4, 1996, between the Company and Harris Trust and Savings Bank, as Rights Agent, which includes: as Exhibit A thereto a form of Certificate of Designation for the Preferred Stock, as Exhibit B thereto the form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Shareholders Rights Plan. (Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed June 19, 1996.)
2.	Amendment to Rights Agreement, dated as of November 19, 1997 between the Company and Harris Trust and Savings Bank, as Rights Agent. (Incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A filed November 25, 1997.)
3.	Second Amendment to Rights Agreement, dated as of January 24, 2000, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 3 of the Company’s Registration Statement on Form 8-A/A filed June 1, 2000).
4.	Third Amendment to Rights Agreement, dated January 9, 2003, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4 of the Company’s Registration Statement on Form 8-A/A filed January 10, 2003).
5.	Fourth Amendment to Rights Agreement, dated July 30, 2004, between the Company and Harris Trust and Savings Bank, as Rights Agent.

4